                                                          Exhibit (99)
                                               State or Other
                                               Jurisdiction
                                               Under the Laws of
Subsidiaries of Owens Corning (6/30/97)        Which Organized

 Accord Vinyl Siding Inc.                      Ontario
 Aristocrat Window Company                     Delaware
 Barbcorp, Inc.                                Delaware
 Carriage Hill Stone Co.                       Ohio
 Crown Manufacturing Inc.                      Canada
 Dansk-Svensk Glasfiber A/S                    Denmark
 Deutsche Owens-Corning Glasswool GmbH         Germany
 Engineered Yarns America, Inc.                Massachusetts
 Eric Company                                  Delaware
 European Owens-Corning Fiberglas, S.A.        Belgium
 Fabwel, Inc.                                  Indiana
 Falcon Foam Corporation                       Delaware
 Fibreboard Box & Millwork Corporation         Delaware
 Fibreboard Corporation                        Delaware
 IPM, Inc.                                     Delaware
 Kitsons Insulation Products Ltd.              United Kingdom
 Knytex Company, LLC                           Delaware
 Lmp Impianti Srl                              Italy
 Mastic Pty, Limited                           Australia
 Matcorp, Inc.                                 Delaware
 Norandex Inc.                                 Delaware
 N.V. Owens-Corning S.A.                       Belgium
 OC Celfortec Inc.                             Canada
 O/C/FIRST CORPORATION                         Ohio
 OCFOGO, Inc.                                  Delaware
 O.C. Funding B.V.                             The Netherlands
 O/C/SECOND CORPORATION                        Delaware
 OCW Acquisition Corporation (dba, Delsan)     Delaware
 Owens-Corning A/S                             Norway
 Owens Corning Building Materials Espana S.A.  Spain
 Owens-Corning Building Products (U.K.) Ltd.   United Kingdom
 Owens Corning Canada Inc.                     Canada
 Owens-Corning Capital Holdings I, Inc.        Delaware
 Owens-Corning Capital Holdings II, Inc.       Delaware
 Owens-Corning Capital L.L.C.                  Delaware
 Owens Corning Cayman (China) Holdings         Cayman Islands
 Owens-Corning Cayman Limited                  Cayman Islands
 Owens-Corning Changchun Guan Dao Company Ltd. PRC China
 Owens Corning Espana SA                       Spain
 Owens-Corning Fiberglas A.S. Limitada         Brazil
 Owens-Corning Fiberglas Deutschland GmbH      Germany
 Owens-Corning Fiberglas Espana, S.A.          Spain
 Owens-Corning Fiberglas France S.A.           France
 Owens-Corning Fiberglas (G.B.) Ltd.           United Kingdom
 Owens-Corning Fiberglas (Italy) S.r.l.        Italy
 Owens-Corning Fiberglas Norway A/S            Norway
 Owens-Corning Fiberglas S.A.                  Uruguay
 Owens-Corning Fiberglas Sweden AB             Sweden




                                               State or Other
                                               Jurisdiction
                                               Under the Laws of
Subsidiaries of Owens Corning (6/30/97)        Which Organized

 Owens-Corning Fiberglas Sweden Inc.           Delaware
 Owens-Corning Fiberglas Technology Inc.       Illinois
 Owens-Corning Fiberglas (U.K.) Ltd.           United Kingdom
 Owens-Corning Finance (U.K.) plc              United Kingdom
 Owens-Corning FSC, Inc.                       Barbados
 Owens-Corning Funding Corporation             Delaware
 Owens-Corning (Guangzhou) Fiberglas Co., Ltd. PRC China
 Owens-Corning Holdings Limited                Cayman Islands
 Owens Corning HT, Inc.                        Delaware
 Owens-Corning Isolation France S.A.           France
 Owens Corning (Japan) Ltd.                    Japan
 Owens-Corning Ontario Holdings Inc.           Canada
 Owens-Corning Overseas Holdings, Inc.         Delaware
 Owens-Corning (Overseas) Management Limited   Cyprus
 Owens Corning Pipe (Africa) Pvt. Ltd.         Zimbabwe
 Owens Corning Polyfoam UK Ltd.                United Kingdom
 Owens Corning Polypan SPA                     Italy
 Owens-Corning Real Estate Corporation         Ohio
 Owens Corning (Shanghai) Fiberglas Co., Ltd.  PRC China
 Owens Corning (Singapore) PTE Ltd.            Singapore
 Owens Corning South Africa (Pty) Ltd.         South Africa
 Owens-Corning  Trading, Ltd.                  British  Virgin Islands
 Owens-Corning (UK) Holdings Limited           United Kingdom
 Owens-Corning Veil Netherlands B.V.           The Netherlands
 Owens-Corning Veil U.K. Ltd.                  United Kingdom
 Pabco Metals Corporation                      Delaware
 Pacific Coast Redevelopment                   Missouri
 Palmetto Products, Inc.                       Delaware
 Prestige Vinyl Siding Inc.                    Ontario
 Procanpol SP.Z.O.O.                           Poland
 Scanglas Ltd.                                 United Kingdom
 Sierra Corporation                            Delaware
 Soltech, Inc.                                 Kentucky
 Stone Products Corporation                    California
 UC Industries, Inc.                           Delaware
 Vytec Corporation                             Ontario
 Vytec Limited                                 Australia
 Vytec Sales Corporation                       Delaware
 WD s.a.                                       Belgium
 Western Fiberglass of Texas, Inc.             Utah
 Willcorp, Inc.                                Delaware
 Wrexham A.R. Glass Ltd.                       United Kingdom
 10110 Newfoundland Limited                    Newfoundland